AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1994

                                              REGISTRATION NO. 33-..........

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                      AMERICAN GENERAL FINANCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          INDIANA                                             35-0416090
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                            ------------------------

                             601 N.W. SECOND STREET
                           EVANSVILLE, INDIANA 47708
                                 (812) 424-8031
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              GARY M. SMITH, ESQ.
                      AMERICAN GENERAL FINANCE CORPORATION
                                  P.O. BOX 59
                           EVANSVILLE, INDIANA 47701
                                 (812) 468-5655
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

        TIBOR D. KLOPFER, ESQ.                           JOHN H. NEWMAN, ESQ.
           BAKER & DANIELS                                   BROWN & WOOD
300 NORTH MERIDIAN STREET, SUITE 2700                   ONE WORLD TRADE CENTER
     INDIANAPOLIS, INDIANA 46204                       NEW YORK, NEW YORK 10048
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE
                                                            PROPOSED
                                                            MAXIMUM         PROPOSED
            TITLE OF EACH                   AMOUNT          OFFERING         MAXIMUM        AMOUNT OF
         CLASS OF SECURITIES                 TO BE           PRICE          AGGREGATE      REGISTRATION
          TO BE REGISTERED               REGISTERED(1)    PER UNIT(2)   OFFERING PRICE(2)      FEE
         -------------------            --------------    -----------   -----------------  ------------
Debt Securities and Warrants to
  purchase Debt Securities-----------   $2,000,000,000        100%       $2,000,000,000      $400,000
                                        ==============    ===========   =================  ============

(1) Amount to be registered is the principal amount of Debt Securities.

(2) Exclusive of accrued interest, if any. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g).

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 6, 1994

                                 $2,000,000,000

                      AMERICAN GENERAL FINANCE CORPORATION

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                                 --------------

    American General Finance Corporation (the "Company") may offer from time to time, either jointly or separately, (i) up to $2,000,000,000 aggregate principal amount of its debt securities (the "Debt Securities") and (ii) warrants (without limitation as to number or offering price) to purchase such Debt Securities (the "Warrants") (the Debt Securities and the Warrants being herein referred to collectively as the "Securities"). The Debt Securities will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. See "Description of Debt Securities."

    The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The title, aggregate principal amount, initial public offering price, denominations, maturity, rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Company or repayment at the option of the holder, any terms for sinking fund payments, any listing on a securities exchange, any exercise provisions and any other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered will be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

    The Company may sell the Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price, or underwriter's discount will be set forth in, or may be calculated on the basis set forth in, the Prospectus Supplement. The net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, other issuance expenses. See "Plan of Distribution" for possible indemnification arrangements for any such agents, dealers and underwriters.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                              -------------------

                THE DATE OF THIS PROSPECTUS IS           , 1994.


********************************************************************************
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  A      *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE *
*  SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR    *
*  MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT  *
*  BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL    *
*  OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE *
*  SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE  *
*  UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS   *
*  OF ANY SUCH STATE.                                                          *
********************************************************************************

    THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

    The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-6155), are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

        (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 (as amended by Form 10-Q/A dated May 19, 1994) and June 30, 1994; and

        (c) the Company's Current Reports on Form 8-K dated February 1, 1994, April 27, 1994 and July 26, 1994 (which relate to earnings releases of the Company); and March 22, 1994, April 6, 1994, May 17, 1994, June 8, 1994 and
    September 26, 1994 (which relate to prior issuances of debt securities of the Company or to its Medium-Term Notes, Series C).

    Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

    Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company files with the Commission Annual Reports on Form 10-K containing financial information that has been audited and reported upon, with an opinion expressed, by independent auditors. Such Annual Reports are available from the Company upon request.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 2929 Allen Parkway, Houston, Texas 77019, Attention: Treasury Department, telephone (713) 522-1111.

                                       2
                                 THE COMPANY

    American General Finance Corporation is a financial services holding company, the subsidiaries of which are engaged primarily in the consumer finance and credit insurance businesses.

    The Company was incorporated under the laws of the State of Indiana in 1927 as successor to a business started in 1920. All of the common stock of the Company is owned by American General Finance, Inc. ("AGFI"), which was incorporated under the laws of the State of Indiana in 1974. Since 1982, AGFI has been a direct or indirect wholly-owned subsidiary of American General Corporation, a consumer financial services organization incorporated in the State of Texas in 1980 as the successor to American General Insurance Company, a Texas insurance company incorporated in 1926.

    At June 30, 1994, the Company and its subsidiaries had over 1,200 offices in 38 states, Puerto Rico and the Virgin Islands. Total finance receivables, net of unearned finance charges, at June 30, 1994 were $6.1 billion.

    The principal executive offices of the Company are located at 601 N.W. Second Street, Evansville, Indiana 47708, and its telephone number is (812) 424-8031.

                                USE OF PROCEEDS

    Except as may otherwise be provided in an applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities being offered hereby will be used to repay borrowings incurred in, or to finance the growth of receivables arising in connection with, the Company's consumer finance operations or will be available for the purchase of receivables or for other general corporate purposes. Pending the uses described above, such net proceeds may be temporarily invested in short-term marketable securities.

                                       3
                         SELECTED FINANCIAL INFORMATION

    The following selected financial information is derived from consolidated financial statements of the Company and its subsidiaries which have been audited by Ernst & Young LLP, independent auditors. The information should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated herein by reference. See "Incorporation by Reference."

                             (DOLLARS IN THOUSANDS)

                                              YEARS ENDED DECEMBER 31,
                                     -------------------------------------------
                                           1993           1992           1991
                                     -------------  -------------  -------------
SELECTED FINANCIAL INFORMATION
    Revenues:
        Finance charges------------  $     974,276  $     890,989  $     801,040
        Insurance------------------        142,333        118,950        110,069
        Other----------------------         96,308         82,919         82,296
                                     -------------  -------------  -------------
            Total revenues---------      1,212,917      1,092,858        993,405
                                     -------------  -------------  -------------
    Expenses:
        Interest expense-----------        368,986        378,679        375,349
        Operating expenses---------        304,037        280,605        243,619
        Provision for finance
          receivable losses--------        133,577        107,608         96,732
        Insurance losses and loss
          adjustment expenses------         79,214         66,603         59,410
                                     -------------  -------------  -------------
            Total expenses---------        885,814        833,495        775,110
                                     -------------  -------------  -------------
    Income before provision for
      income taxes and cumulative
      effect of accounting
      changes----------------------        327,103        259,363        218,295
    Provision for income taxes-----        124,884         99,192         82,458
                                     -------------  -------------  -------------
    Income before cumulative effect
      of accounting changes--------        202,219        160,171        135,837
    Cumulative effect of accounting
      changes----------------------        (12,591)      --             --
                                     -------------  -------------  -------------
            Net income-------------  $     189,628  $     160,171  $     135,837
                                     =============  =============  =============

                                                    DECEMBER 31,
                                     -------------------------------------------
                                           1993           1992           1991
                                     -------------  -------------  -------------
Finance receivables, net of unearned
  finance charges------------------  $   5,871,648  $   5,607,078  $   5,137,942
Total assets-----------------------      7,504,798      6,999,570      6,464,519
Short-term debt--------------------      1,647,461      1,718,839      2,030,070
Long-term debt---------------------      3,965,772      3,558,401      2,776,561
Preferred stock--------------------       --             --                4,000
Common shareholder's equity--------      1,201,889      1,120,494      1,086,756

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the historical consolidated ratios of earnings to fixed charges of the Company and its subsidiaries for the periods indicated:

  SIX MONTHS              YEARS ENDED DECEMBER 31,
ENDED JUNE 30,    ----------------------------------------
     1994         1993     1992     1991     1990     1989
      ---         ----     ----     ----     ----     ----
      1.9         1.9      1.7      1.6      1.5      1.4

    For purposes of computing the ratio of earnings to fixed charges, earnings represent the aggregate of net income, provision for income taxes, cumulative effect of accounting changes and fixed charges. Fixed charges represent interest expense and implicit interest in rents.

                                       4
                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an Indenture dated as of October 1, 1994 (the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee").

    The form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements and descriptions under this heading regarding provisions of the Debt Securities and the Indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Debt Securities, including the definitions therein of certain terms. Certain capitalized terms used herein are defined in the Indenture. Wherever particular sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

    The Indenture allows for the issuance of Debt Securities denominated in foreign currencies and/or in bearer form. The Company does not intend to issue any such Debt Securities pursuant to this Prospectus. Accordingly, certain provisions of the Indenture relating to such Debt Securities are not described herein.

GENERAL

    The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company, and may be issued in one or more series. The particular terms of each series of Debt Securities, as well as any modifications or additions to the general terms of the Debt Securities as described herein which may be applicable in the case of a particular series of Debt Securities, are described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth in this Prospectus.

    Reference is made to the Prospectus Supplement for the following terms of the Debt Securities being offered thereby: (1) the designation of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities and the series in which such Debt Securities shall be included; (3) the percentage of their principal amount at which such Debt Securities will be issued and, in the case of Original Issue Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; (4) the date or dates on which such Debt Securities will mature or the manner in which such dates are determined; (5) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of determining such rate or rates; (6) the date from which such interest, if any, on such Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (7) the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a Holder); (8) whether such Debt Securities are to be issued initially or permanently in the form of a global Debt Security and, if so, the identity of the Depository (hereinafter defined) for such global Debt Security; and (9) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. Debt Securities may also be issued under the Indenture upon the exercise of Warrants. See "Description of Warrants."

    The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and provides that, in addition to the Debt Securities, additional securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 301 of the Indenture) All Debt Securities issued under the Indenture will rank equally and ratably with any additional Debt Securities issued thereunder. Because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any

                                       5
subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

    Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305 of the Indenture)

    Some of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

    Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, the principal of and any premium or interest on Debt Securities issued in certificated form will be payable, and the transfer of Debt Securities will be registrable, at the office of the Trustee designated for that purpose in New York City, provided that, at the option of the Company, interest may be paid by check, wire transfer or any other means permitted in the form of such Debt Securities. In the case of global Debt Securities (which will be registered in the name of the Depository or its nominee), payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the paying agent(s) for such global Debt Securities and the Depository. See "-- Global Debt Securities." (Sections 305, 307 and 1002 of the Indenture)

    The Indenture does not contain any provision that limits the ability of the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company, except as described herein under "-- Limitations on Liens" and "-- Merger and Consolidation." Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing event risk or similar protection.

    Under the Indenture, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

LIMITATIONS ON LIENS

    The Indenture provides that neither the Company nor a Subsidiary shall create, assume or suffer to exist, except in favor of the Company or a Wholly-owned Subsidiary, any Mortgage upon any of its or their property, without equally and ratably securing the Debt Securities, but this restriction does not apply to certain permitted encumbrances described in the Indenture, including, without limitation, (a) Mortgages existing on October 1, 1994, (b) any Mortgages on properties or assets, in addition to those otherwise permitted, securing Indebtedness which at the time incurred does not, together with all other Indebtedness so secured and not otherwise permitted, exceed in the aggregate 10% of Consolidated Net Worth, (c) any Mortgages on properties or assets securing Indebtedness of Subsidiaries, created in the ordinary course of business by such Subsidiaries, if, as a matter of practice, such Subsidiaries prior to becoming Subsidiaries had incurred Indebtedness on a secured basis, (d) purchase money Mortgages on property acquired or constructed by the Company or any of its Subsidiaries after October 1, 1994 to secure the purchase price thereof (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction thereof), Mortgages existing on any property at the time of acquisition, Mortgages existing on any property of any corporation at the time it becomes a Subsidiary, and any Mortgage with respect to property acquired after October 1,

                                       6
1994, in any amount (with respect to any Mortgage described in this clause (d)) not exceeding 75% of the cost of any property, including improvements thereon, so acquired or constructed, and (e) refundings or extensions of any permitted Mortgage. (Section 1009 of the Indenture) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance. (Section 101 of the Indenture)

EVENTS OF DEFAULT, NOTICE AND WAIVER

    If an Event of Default with respect to any Debt Securities of any series Outstanding under the Indenture shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series Outstanding may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all the Debt Securities of that series Outstanding to be due and payable immediately; provided, that in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that if all Events of Default with respect to Debt Securities of that series shall have been cured, or waived as hereinafter provided, and all amounts due otherwise than on account of such acceleration shall have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the Debt Securities of that series then Outstanding may rescind and annul such acceleration and its consequences. (Section 502 of the Indenture) Upon acceleration of the Maturity of Original Issue Discount Securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the Prospectus Supplement relating to any Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity thereof. Any past default under the Indenture with respect to Debt Securities of any series, and any Event of Default arising therefrom, may be waived by the Holders of a majority in principal amount of all Debt Securities of such series Outstanding under the Indenture, except in the case of (i) default in the payment of the principal of or any premium or interest on any Debt Securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of the Indenture)

    An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default in the payment of any interest upon any Debt Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of and any premium on any Debt Security of such series when it becomes due and payable, whether at the Stated Maturity, upon redemption or repayment, by declaration or otherwise; (c) default in the making of any sinking fund payment on any Debt Security of such series; (d) default in the performance or breach of any covenant or warranty of the Company contained in the Indenture for the benefit of such series or in the Debt Securities of such series, and the continuance of such default for 60 days after written notice has been given as provided in the Indenture; (e) acceleration of the maturity of indebtedness for money borrowed of the Company in a principal amount in excess of $25,000,000 if such acceleration is not annulled or such indebtedness is not discharged within 10 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to the Debt Securities of such series. (Section 501 of the Indenture)

    The Trustee is required, within 90 days after the occurrence of a default with respect to the Debt Securities of any series which is known to the Trustee and is continuing (without regard to any grace period or notice requirements), to give to the Holders of the Debt Securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Debt Securities of such series or in the payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series; and provided further that, in the case of any default referred to in clause (d) of the preceding paragraph with respect to the Debt Securities of

                                       7
such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. (Section 602 of the Indenture)

    The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the Holders of the Debt Securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the Holders of the Debt Securities of such series. (Sections 601 and 603 of the Indenture) Subject to such right of indemnification and to certain other limitations, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 512 of the Indenture)

    The Company is required to furnish annually to the Trustee statements as to the Company's compliance with all conditions and covenants under the Indenture. (Section 1007 of the Indenture)

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell or transfer all or substantially all of its assets to another corporation, provided that (a) the corporation (if other than the Company) formed by, resulting from or surviving any such consolidation or merger or which shall have received the transfer of such assets shall be a corporation organized and existing under the laws of The United States of America or a state thereof and shall assume payment of the principal of and any premium and interest on the Debt Securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and (b) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default in the performance of any such covenant or condition under the Indenture and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not permitted by the provisions of Section 1009 of the Indenture or shall have secured the Debt Securities equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted. (Section 801 of the Indenture)

MODIFICATION AND WAIVER

    Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Outstanding Debt Security; (b) reduce the principal amount of or the rate of interest on or any premium payable with respect to any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof or that would be provable in bankruptcy; (d) adversely affect any right of repayment at the option of the Holder of any Debt Security; (e) change the place or currency of payment of the principal of or any premium or interest on any Debt Security; (f) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, or any date of redemption or repayment, thereof; (g) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture with respect to such series or reduce the percentage of Outstanding Debt Securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority of such series, or reduce the requirements of Section 1404 of the Indenture for quorum or voting; or (h) modify the provisions of the Indenture described in this paragraph or those regarding waiver of compliance with certain provisions of, or certain defaults and their consequences under, the Indenture, except to increase the percentage of Outstanding Debt Securities necessary to modify and amend the Indenture or to give any such waiver, and except to provide that certain other provisions of the Indenture cannot be modified or waived without the

                                       8
consent of the Holder of each Outstanding Debt Security affected thereby. The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions applicable to such series. (Sections 902 and 1010 of the Indenture)

    Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Outstanding Debt Securities, for any of the following purposes: (a) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company;
(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company; (c) to add any additional Events of Default with respect to all or any series of Debt Securities; (d) to change or eliminate any restrictions on the payment of the principal of or any premium or interest on Debt Securities or to permit the issuance of Debt Securities in uncertificated form, provided any such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provision of the Indenture, provided that no Outstanding Debt Security of any series is entitled to the benefit of such provision; (f) to secure the Debt Securities pursuant to the requirements of Sections 801 or 1009 of the Indenture or otherwise; (g) to establish the form or terms of the Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; (i) to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of the Debt Securities as set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto; or (j) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect. (Section 901 of the Indenture)

DEFEASANCE AND DISCHARGE

    The Indenture provides that the Company and the Trustee, without the consent of any Holder of Outstanding Debt Securities, may execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such a supplemental indenture may only be executed if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or if there has been a change in the applicable federal income tax law, in either case, to the effect that such a discharge will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes; and the provisions of such a supplemental indenture shall not be applicable to any series of Debt Securities then listed on the New York Stock Exchange if the provisions would cause the Outstanding Debt Securities of such series to be delisted. (Section 901 of the Indenture)

    The Indenture provides that, when the conditions set forth in Section 401 thereof have been satisfied, upon the request of the Company, the Indenture will cease to be of further effect (except as to any surviving right of registration of transfer or exchange of Debt Securities expressly provided for therein). Such conditions include that (i) all Debt Securities issued under the Indenture either shall have been delivered to the Trustee for cancellation or shall be due, or are to be called for redemption, within one year and (ii) with respect to all Debt Securities issued under the Indenture but not previously delivered to the Trustee for cancellation, there shall have been delivered to the Trustee, in

                                       9
trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, all such Debt Securities on the Stated Maturity of such payments in accordance with the Indenture. (Section 401 of the Indenture)

DEFEASANCE OF CERTAIN COVENANTS

    The terms of the Debt Securities of any series may provide the Company with the option to omit to comply with the covenants described under "-- Limitations on Liens" above and any additional covenants not included in the Indenture that may be specified as applicable to such series in the Prospectus Supplement with respect thereto. If such terms make such option available with respect to the Debt Securities of any series, the Company, in order to exercise such option, will be required to deposit with the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an Opinion of Counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. Such covenant defeasance would not be available with respect to any series of Debt Securities then listed on the New York Stock Exchange if such defeasance would cause the Outstanding Debt Securities of such series to be delisted. (Section 1011 of the Indenture) The Prospectus Supplement relating to a particular issuance of Debt Securities may further describe the provisions, if any, permitting such an omission to comply.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole among the Depository, any successor Depository and their respective nominees.

    The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

    Upon the issuance of a global Debt Security, the Depository for such global Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such global Debt Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in a global Debt Security.

    So long as the Depository for a global Debt Security, or its nominee, is the registered owner of such global Debt Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such global Debt Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global

                                       10
Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form, and will not be considered the owners or Holders thereof under the Indenture.

    Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a global Debt Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global Debt Security representing such Debt Securities. Neither the Company, the Trustee, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depository for a series of Debt Securities, or its nominee, upon receipt of any payment of principal, premium or interest in respect of a global Debt Security representing any of such Debt Securities, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Debt Security for such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name." Such payments will be the responsibility of such Participants.

    If the Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days or if the Company executes and delivers to the Trustee a Company Order to the effect that a global Debt Security shall be exchangeable for certificated Debt Securities or if an Event of Default has occurred and is continuing with respect to a series of Debt Securities, the Company will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. Accordingly, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more global Debt Securities and, in such event, will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. In any such instance, the individual certificated Debt Securities of such series issued by the Company will be issued to Participants, as directed by the Depository or its nominee, or to the beneficial owners holding Debt Securities of such series through such Participants, as directed by such Participants, all in accordance with standing instructions and customary practices, as is now the case with securities registered in "street name." Certificated Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

MISCELLANEOUS

    No Holder of a Debt Security of any series may institute any action against the Company under the Indenture (except actions for payment of overdue principal of, premium, if any, or interest on such Debt Securities) unless the Holders of at least 25% of the principal amount of the Debt Securities of that series then Outstanding under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have instituted such action within 60 days of such request. (Sections 507 and 508 of the Indenture)

                                       11
THE TRUSTEE UNDER THE INDENTURE

    The Company and certain of its affiliates maintain banking and borrowing relations with The Chase Manhattan Bank (National Association).

    The Indenture provides that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to such series of Debt Securities.

                            DESCRIPTION OF WARRANTS

    The Company may issue, together with Debt Securities or separately, Warrants for the purchase of Debt Securities. Any Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered thereby. A copy of the form of Warrant Agreement, including the forms of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

    The form of Warrant Agreement allows for the issuance of Warrants in foreign currencies and/or in bearer form. The Company does not intend to issue any such Warrants pursuant to this Prospectus. Accordingly, certain provisions of the form of Warrant Agreement relating to such Warrants are not described herein.

GENERAL

    The applicable Prospectus Supplement will describe the terms of Warrants offered thereby, the Warrant Agreement relating to such Warrants and the Warrant Certificates representing such Warrants, including the following: (1) the designation, aggregate principal amount, denominations and terms of the series of Debt Securities purchasable upon exercise of such Warrants and the procedures and conditions relating to the exercise of such Warrants; (2) the designation and terms of any related series of Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security; (3) the date, if any, on and after which such Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of the series of Debt Securities purchasable upon exercise of each such Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise and whether such Debt Securities may be purchased for consideration other than cash; (5) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (6) if the series of Debt Securities purchasable upon exercise of such Warrants are Original Issue Discount Securities, a discussion of Federal income tax considerations applicable thereto; (7) where the Warrant Certificates may be transferred and registered; and (8) any other terms of the Warrants.

    Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants, holders of such Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of or any premium or interest on the Debt Securities purchasable upon such exercise.

                                       12
EXERCISE OF WARRANTS

    Each Warrant will entitle the Holder to purchase for cash or specified securities such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby and may be so exercised up to the close of business on the Expiration Date set forth in such Prospectus Supplement. After the close of business on the Expiration Date, unexercised Warrants will become void.

    Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth in the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Warrant Certificate representing such Warrants. Upon receipt of the requisite payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver pursuant to the Indenture the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

GENERAL

    The Company may sell the Securities to or through underwriters or dealers; directly to other purchasers; or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement or Prospectus Supplements (including any Pricing Supplement or Pricing Supplements).

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation paid by the Company to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in an applicable Prospectus Supplement or Pricing Supplement.

    Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against and/or contribution by the Company toward certain liabilities, including liabilities under the Securities Act.

    The Company has reserved the right to sell the Securities through AGF Investment Corp. ("AGFIC"), an affiliate of the Company which may, as an agent acting on a best efforts basis, solicit offers to purchase the Securities in those jurisdictions where it is authorized to do so. No commissions will be payable to AGFIC. AGFIC's business is limited to the solicitation of offers to purchase

                                       13
securities of the Company and the Company's parent, American General Finance, Inc. AGFIC utilizes as salespersons full-time employees of the Company and American General Corporation, who continue to receive their regular salaries for the continued performance of their regular duties. The Company intends to pay all direct expenses associated with sales of Securities through AGFIC. The offering of the Securities will be conducted in compliance with any applicable requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. ("NASD") regarding the distribution by an NASD member firm of the securities of an affiliate. In accordance with Section 12 of such Schedule E, underwriters, dealers and agents who participate in the distribution of Securities will not engage in transactions in Securities for any discretionary account without the prior specific written approval of the customer.

DELAYED DELIVERY ARRANGEMENTS

    If so indicated in a Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

    Unless otherwise indicated in a Prospectus Supplement, the validity of each issue of the Securities will be passed upon for the Company by Baker & Daniels, Indianapolis, Indiana, and certain legal matters relating to the Securities offered hereby will be passed upon for any underwriters or agents by Brown & Wood, New York, New York. Brown & Wood may rely as to matters of Indiana law on the opinion of Baker & Daniels.

                                    EXPERTS

    The consolidated financial statements of the Company and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. See "Incorporation by Reference." Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP, pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following are the estimated expenses to be incurred by the registrant in connection with the offering described in this Registration Statement (other than underwriting discount and commissions).

         SEC registration fee-----------------  $   400,000
         NASD registration fee----------------       30,500
         Printing and engraving---------------       80,000
         Legal fees and expenses--------------      110,000
         Blue Sky qualification fees and
         expenses-----------------------------       32,000
         Accounting fees and expenses---------      125,000
         Trustee's fees and expenses----------       80,000
         Rating agency fees-------------------      600,000
         Miscellaneous------------------------       17,500
                                                -----------
                 Total------------------------  $ 1,475,000
                                                ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Chapter 37 of the Indiana Business Corporation Law empowers a corporation to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

    Chapter 37 further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. Chapter 37 expressly states that the indemnification thereby provided does not exclude any other rights to indemnification to which a person may be entitled. Chapter 37 empowers a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or

                                      II-1
agent, whether or not the corporation would have power to indemnify the individual against the same liability under Chapter 37. Finally, Chapter 37 empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof; and empowers a court of competent jurisdiction, in certain cases, to order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

    Section 7.8 of the registrant's Restated Articles of Incorporation provides that, to the extent not inconsistent with applicable law, every person who is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other organization or entity, whether for profit or not, shall be indemnified against all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim by reason of (i) his being or having been such a person, or (ii) any action taken or not taken by him in any such capacity, (a) if such person is Wholly Successful with respect to the claim or (b) if not Wholly Successful, then if such person is determined to have acted in good faith, in what he reasonably believed to be the best interests of the registrant or at least not opposed to its best interests and, in addition, with respect to a criminal claim, is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.
Section 7.8 defines "Wholly Successful" to mean (i) termination of any claim against the person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity provided in
Section 7.8, of a settlement of any claim, or (iii) the expiration of a reasonable period of time after the making or threatened making of any claim without the institution of the same, without any payment or promise made to induce a settlement.

    Section 7.8 provides that the rights of indemnification provided therein are in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled. Additionally, Section 7.8 authorizes the Board of Directors of the registrant (i) to approve indemnification of any such person to the full extent permitted by the provisions of applicable law at the time in effect, and (ii) to authorize the registrant to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him, whether or not the registrant would have the power to indemnify him against such liability. Section 7.8 permits the Board of Directors to authorize advancement of expenses incurred by such a person prior to the final disposition of a claim upon receipt of an undertaking by or on behalf of the person to repay such amount unless he is determined to be entitled to indemnification. The provisions of Section 7.8 are applicable to all claims made or commenced after the adoption of that section, whether arising from acts or omissions to act occurring before or after the adoption thereof.

    Article X of the registrant's By-Laws provides that the registrant shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the registrant or is or was serving at the request of the registrant as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed (i) in the case of conduct in his official capacity as a director of the registrant, to be in the best interests of the registrant and (ii) in all other cases, to be not opposed to the best interests of the registrant; and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. In connection with any action, suit or proceeding in which the person shall have been adjudged to be liable to the registrant or liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted

                                      II-2
from an action taken in the person's official capacity as a director or officer,
Article X (i) limits the indemnity to reasonable expenses (including court costs or attorneys' fees) actually incurred in connection with such proceeding; and
(ii) prohibits the indemnity if the person is found liable for willful or intentional misconduct in the performance of his duty to the registrant. Article X further provides that the registrant shall indemnify any such person who has been wholly successful, on the merits or otherwise, in defense of any such action, suit or proceeding against reasonable expenses (including court costs and attorneys' fees) actually incurred by him.

    Article X also (1) requires the registrant to advance reasonable expenses prior to the final disposition of the action, suit or proceeding under certain circumstances, (2) states that the indemnification provided by Article X is (i) nonexclusive and (ii) does not limit the power of the registrant to indemnify and to advance expenses, and (3) empowers the registrant to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the registrant would have the power to indemnify him against that liability.

    Reference is made to the final Undertaking set forth in Item 17.

    Reference is also made to Section 6 of the form of Underwriting Agreement, a copy of which is filed as Exhibit 1 hereto, for information concerning indemnification of the registrant and its directors, officers and controlling persons by the Underwriters.

    The registrant carries insurance covering directors and officers against certain liabilities.

ITEM 16.  EXHIBITS.

    The following exhibits are filed as part of this Registration Statement:

   1 Form of Underwriting Agreement (including form of Pricing Agreement and Delayed Delivery Contract) relating to the Debt Securities.

   4(a) Form of Indenture between the Company and The Chase Manhattan Bank (National Association), Trustee. The form or forms of Debt Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

   4(b)     Form of Warrant Agreement, including forms of Warrant
            Certificates.

   5 Opinion and consent of Baker & Daniels, special counsel for the Company, as to the legality of the Securities.

  12        Computation of ratio of earnings to fixed charges.

  23(a)     Consent of Baker & Daniels (contained in their opinion in
            Exhibit 5).

  23(b)     Consent of Ernst & Young LLP, Independent Auditors.

  24        Powers of Attorney.

  25 Form T-1 Statement of Eligibility of The Chase Manhattan Bank (National Association), Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                      II-3
        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-4
                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF EVANSVILLE, STATE OF INDIANA, ON THE 5TH DAY OF OCTOBER, 1994.

                                          AMERICAN GENERAL FINANCE CORPORATION

                                          By           PHILIP M. HANLEY
                                               (PHILIP M. HANLEY, SENIOR VICE
                                                      PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER)

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 5, 1994.


         SIGNATURE                                         TITLE
                                               President and Chief Executive
     DANIEL LEITCH III]                             Officer and Director
    (DANIEL LEITCH III)                        (principal executive officer)
                                              Senior Vice President and Chief
      PHILIP M. HANLEY                         Financial Officer and Director
     (PHILIP M. HANLEY)                        (principal financial officer)
                                                       Controller and
     GEORGE W. SCHMIDT                              Assistant Secretary
    (GEORGE W. SCHMIDT)                        (principal accounting officer)
      WAYNE D. BAKER*                                     Director
      (WAYNE D. BAKER)
     BENNIE D. HENDRIX*                                   Director
    (BENNIE D. HENDRIX)
     JAMES R. JERWERS*                                    Director
     (JAMES R. JERWERS)
     LARRY R. KLAHOLZ*                                    Director
     (LARRY R. KLAHOLZ)
      DAVID C. SEELEY*                                    Director
     (DAVID C. SEELEY)
      JAMES R. TUERFF*                                    Director
     (JAMES R. TUERFF)
      PETER V. TUTERS*                                    Director
     (PETER V. TUTERS)
     *By GARY M. SMITH
(GARY M. SMITH, ATTORNEY-IN-FACT)

                                      II-5